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                                                                  Exhibit 4(iii)


                  AMENDMENT TO MORTGAGE AND SECURITY AGREEMENT
                  --------------------------------------------


         This Amendment to Mortgage and Security Agreement (this "Amendment") is made as of the 15th day of December, 1993, by and among THE FALKIRK
MINING COMPANY, an Ohio corporation qualified to do business in North Dakota and having an address at 2000 Schafer Street, Bismarck, North Dakota ("Mortgagor"), COOPERATIVE POWER ASSOCIATION, a Minnesota electric cooperative qualified to do business in North Dakota and having an address at 14615 Lone Oak Road, Eden Prairie, Minnesota, and UNITED POWER ASSOCIATION, a Minnesota electric cooperative qualified to do business in North Dakota and having an address at 17845 East Highway 10, Post Office Box 800, Elk River, Minnesota (COOPERATIVE POWER ASSOCIATION AND UNITED POWER ASSOCIATION are collectively referred to herein as "Mortgagee");

                                WITNESSETH THAT:
                                ----------------

         WHEREAS, pursuant to a Mortgage and Security Agreement dated April 8, 1976, filed for record in the office of the Register of Deeds for McLean County, North Dakota, on May 21, 1976, as Document Number 268423, and duly recorded in Book B-86 of Mortgages, Page 497 (the "Mortgage"), Mortgagor mortgaged and granted a security interest to Mortgagee in and to certain real and personal property more particularly described therein; and

         WHEREAS, portions of the property encumbered by the Mortgage have from time to time been released pursuant to Partial Satisfactions of Mortgage executed by the appropriate parties and duly recorded in the aforementioned records; and

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         WHEREAS, Mortgagor and Mortgagee have agreed to submit certain additional real property to the lien, security interest and operation of the Mortgage, and have further agreed that certain real property shall be released from the Mortgage under the circumstances hereinafter set forth.

         NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor and Mortgagee agree as follows:

         1. Unless otherwise defined herein, terms used in this instrument shall have the meanings ascribed to them in the Mortgage.

         2. ADDITION TO PROPERTY. The Mortgage is hereby amended by including all of Mortgagor's right, title and interest in and to that certain Sublease Agreement dated as of December 15, 1993, between North American Coal Royalty Company and Mortgagor which is made a part hereof by this reference, in the Mortgaged Property upon and subject to all of the terms and conditions of the Mortgage. From and after the date hereof, Mortgagor's right, title and interest in the Sublease Agreement property described on the attached SCHEDULE 1 shall be deemed to be "Mortgaged Property" under the Mortgage.

         3. CERTAIN RELEASES. Mortgagee hereby agrees that if it shall, in its capacity as "Buyer" under that certain Coal Sales Agreement, dated July 1, 1974, between Mortgagor and Mortgagee, as such agreement has been or may hereafter be modified and amended (the "Coal Sales Agreement"), instruct Mortgagor, in its capacity as "Mining Company" under the Coal Sales Agreement, to permanently



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cease deliveries of coal shipments from Mortgaged Property comprised within the
Riverdale Coal Field (as such term is defined in the Coal Sales Agreement) (in any case, the "Severed Property"), Mortgagee shall, concurrently with its delivery of such instruction, cause the Severed Property to be released from the lien and operation of the Mortgage. Mortgagee shall, and hereby covenants and agrees to, execute and deliver any and all documents, instruments and agreements necessary to implement the provisions of this Section 3.

         4. MISCELLANEOUS. Mortgagor and Mortgagee hereby ratify and affirm the Mortgage, and each and every provision thereof, as amended hereby and as affected by the aforementioned Partial Satisfaction of Mortgage executed in connection therewith, and agrees that (as so modified, amended and affected) the Mortgage remains in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this instrument to be executed as of the day and year first above written.

Signed and acknowledged                     THE FALKIRK MINING COMPANY
in the presence of:

                                 By: /s/ Dan W. Swetich
--------------------------          --------------------------------------
                                 Title: President

                                 Attest:  /s/ Marc M. Schulz
--------------------------              ----------------------------------
                                 Title: Vice President




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                                    COOPERATIVE POWER ASSOCIATION


                                    By: /s/ Julian J. Brix
--------------------------             --------------------------------------
                                    Title: General Manager


                                    Attest: /s/ Donald H. Richardson
--------------------------                 ----------------------------------
                                    Title:  Manager, Funds & Risk Management


                                    UNITED POWER ASSOCIATION

                                    By: /s/ P. O. Martin
--------------------------              -------------------------------------
                                    Title: General Manager


                                    Attest: /s/ Vivian Bennett
--------------------------                 ----------------------------------
                                    Title: Administrative Secretary


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